                                                                    EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      of

                         ADVANCED MICRO DEVICES, INC.

                                  ---00000---

      FIRST.  The name of the corporation is ADVANCED MICRO DEVICES, INC.

      SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted is:
      The development, manufacture and marketing of integrated circuits, electronic components, and related products.

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

      To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

      To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

      To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

      To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

      To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

      In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

      The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and pur-poses specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is five hundred thousand (500,000) and the par value of each of such shares is Ten Cents ($.10) amounting in the aggregate to Fifty Thousand Dollars ($50,000).

      At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

      FIFTH. The name and mailing address of each incorporator is as follows:

        NAME                                    MAILING ADDRESS
        ----                                    ---------------
   B. J. Consono                             100 West Tenth Street
                                             Wilmington, Delaware

        F. J. Obara, Jr.                     100 West Tenth Street
                                             Wilmington, Delaware

        J. L. Rivera                         100 West Tenth Street
                                             Wilmington, Delaware

      SIXTH. The corporation is to have perpetual existence.

      SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

      To make, alter or repeal the by-laws of the corporation.

      To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

      To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

      When and as authorized by the affirmative vote of the holders of two-thirds of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of two-thirds of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

      EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of credi-tors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH. Any corporate action upon which a vote of stockholders is required or permitted may be taken with the written consent of stockholders having not less than fifty percent (50%) of all of the stock entitled to vote upon the action if a meeting were held; provided that in no case shall the written consent be by holders having less than the minimum percentage of the total vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

      TENTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of May, 1969.

                                                        B. J. Consono
                                                        F. J. Obara, Jr.
                                                        J. L. Rivera

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                               * * * * * * * * *

      Advanced Micro Devices, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

      FIRST: That at a meeting of the Board of Directors of Advanced Micro Devices, Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The amended article is as follows:

            "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Fifty One Million (251,000,000) of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock of the par value of the One Cent ($0.01) per share and One Million (1,000,000) shares shall be Serial Preferred Stock of the par value of Ten Cents ($0.10) per share."

            "The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the corporation shall be as follows:

"(A) Serial Preferred Stock
     ----------------------
     (1) The Serial Preferred Stock may be issued from time to time in one or more series and shall have such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed by this Certificate of Incorporation or by resolution of the Board of Directors providing for the issue of each such series. The Board of Directors is vested with authority to fix variations in voting powers and in any of the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as being between series of Serial Preferred Stock including, without limitation, variations in the following:

            (a) The distinctive designation of each series and the number of shares which shall constitute each series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

            (b) The annual rate of dividends payable on shares of each series, the conditions upon which, and the dates when, such dividends shall be payable and the dates (if any) from which dividends shall be cumulative;

            (c) The time or times when and the price or prices at which shares of each series shall be redeemable;

            (d) The obligation, if any, of the corporation to acquire shares of each series for retirement as a sinking fund;

            (e) The granting, denial or limitation of voting rights of shares of each series;

            (f) The amount or amounts per share of each series payable in the event of any voluntary liquidation, dissolution or winding up of the corporation;

            (g) The rights, if any, of the holders of shares of each series to convert such shares into or exchange such shares for Common Stock or shares of any other series of Serial Preferred Stock and the terms and conditions of such conversion or exchange, including any provisions for the subsequent adjustment of any such conversion or exchange rights.

      "Subject to variations in the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as between series of Serial Preferred Stock fixed by resolution of the Board of Directors in accordance with this Paragraph A(1), each share of Serial Preferred Stock shall be equal to every other share of Serial Preferred Stock.

      "The voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations of restrictions thereof, of the shares of each series of Serial Preferred Stock shall, before the issuance of each series of Serial Preferred Stock, be set forth in a certificate filed pursuant to the General Corporation Law of the State of Delaware.

"(B) Common Stock
     ------------

     (1) After the requirements with respect to preferential dividends upon all classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after the corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

     (2) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series of stock entitled thereto in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation.

     (3) Each holder of Common Stock shall have one vote in respect of each share of such stock held by him, subject, however, to such special voting rights by class as are or may be granted to holders of Serial Preferred Stock with respect to the election of a limited number of directors upon default by the corporation in the payment of dividends of such Serial Preferred Stock."

     SECOND: That, thereafter, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation

Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Advanced Micro Devices, Inc. has caused this certificate to be signed by George M. Scalise, its Senior Vice President-Chief Administrative Officer, and attested by Thomas W. Armstrong, its Assistant Secretary this 1st day of October, 1985.

                                              ADVANCED MICRO DEVICES, INC.





                                        By:   /s/ George M. Scalise
                                              ------------------------------
                                                    George M. Scalise
                                                  Senior Vice President
                                               Chief Administrative Officer


ATTEST:

By:  /s/ Thomas W. Armstrong
     --------------------------------
            Thomas W. Armstrong
            Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                               * * * * * * * * *

      Advanced Micro Devices, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of Advanced Micro Devices, Inc. resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof. The amended articles are as follows:

            "THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            "SIXTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the Bylaws of the corporation.

When and as authorized by the affirmative vote of the holders of two-thirds of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of two-thirds of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

"SEVENTH. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of

Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

EIGHTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions of such director occurring prior to such amendment.

      SECOND: That Articles TENTH and ELEVENTH have been deleted from the Certificate.

      THIRD: That, thereafter, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

      FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Advanced Micro Devices, Inc. has caused this certificate to be signed by Anthony B. Holbrook, its President, and attested by Richard Previte, its Secretary this 11th day of September, 1987.

                                    ADVANCED MICRO DEVICES, INC.




                                        /s/ ANTHONY B. HOLBROOK
                               By: ___________________________________
                                           Anthony B. Holbrook
                                                President



ATTEST:

            /s/ RICHARD PREVITE
By:  ______________________________________
                Richard Previte
                   Secretary